EXHIBIT 99.1

                      TRAVEL SERVICES INTERNATIONAL REPORTS

                    1999 FOURTH QUARTER AND YEAR-END RESULTS

DELRAY BEACH, FL-- (FEBRUARY 11, 2000) -- Travel Services International, Inc. (Nasdaq: TRVL), a leading specialized distributor of leisure travel services, today reported increases in net revenues of 24.9% and 44.0% for the quarter and year ended December 31, 1999, respectively, as compared to the same periods in 1998.

Net revenues in the fourth quarter of 1999 totaled $40.4 million, an increase of $8.1 million over net revenues for the fourth quarter of 1998. Net revenues increased as a result of acquisitions completed early in 1999 as well as increases in transaction volume and net revenue per transaction in various reporting segments. As anticipated, however, net income decreased to $925,000, or $0.07 diluted earnings per share, for the 1999 fourth quarter, as compared to $2.4 million, or $0.17 diluted earnings per share, for the corresponding period in the prior year.

For the year ended December 31, 1999, net revenues totaled $187.0 million, an increase of $57.2 million over net revenues for the corresponding prior year period. Net income decreased, as expected, to $7.4 million, or $0.53 diluted earnings per share, for the year ended December 31, 1999, as compared to $12.4 million, or $0.99 diluted earnings per share, for the corresponding prior year period.

Joseph Vittoria, the Company's Chairman and Chief Executive Officer commented:
"We are very pleased with the continued revenue growth and net results of the outbound, lodging and other segments. Acquisitions in the outbound and other segments in 1999 have performed particularly well and we expect them to contribute significantly to our profitability in 2000.

Net revenues and gross margins in the cruise segment were burdened throughout the year by ineffective marketing during the early months of 1999, as well as the additional advertising spending required to rebuild our momentum. We are encouraged, however, by current cruise booking trends."

Within the outbound reporting segment, net revenues in the fourth quarter increased 103.3% as compared to prior year period, of which 37.4% was from internal growth and the remainder from the inclusion of AHI International Corporation, which was acquired in February 1999. The internal growth was the result of a combination of increases in transaction volume and net revenue per transaction.

Within the cruise reporting segment, net revenues in the fourth quarter of 1999 decreased by 19.2%, a significant amount of which is attributable to sales volumes that were below certain contract targets for commission volume incentives. The remainder was due primarily to adverse booking trends during the first half of the year and lower commission yields. Initial cruise cabin sales results in the call centers and through the Internet for January indicate improving trends as compared to the prior year.

Within the lodging reporting segment, net revenues in the fourth quarter of 1999 increased 39.0%, to $9.3 million, primarily due to an increase in transaction volume attributable to new hotel contracts.

Within the other reporting segment, net revenues in the fourth quarter increased by 50.3%, of which 26.7% was from internal growth and the remainder from the inclusion of Lifestyle Vacation Incentives, which was acquired in February 1999. The internal growth was primarily the result of increases in both volume and net revenue per transaction at 1-800-Flycheap.

General and administrative expenses increased by $2.5 million in the fourth quarter of 1999 over same the period in 1998, of which $1.2 million was related to 1999 acquisitions and the remainder attributable to increases at the operating subsidiaries.

The Company continued to invest in its Internet technology during the fourth quarter of 1999. An enhanced version of the Company's website was released on January 2, 2000. The new mytravelco.com site offers real time cruise pricing and availability, 20,000 pages of destination content, live messaging with Company sales agents, virtual tours and chat. The Company expects to introduce its online cruise booking engine by early spring of 2000. The Company also continues to receive interest in other potential Internet, technology and strategic initiatives and alliances.

John Balson, the Company's President and Chief Operating Officer, stated: "We are quickly moving to establish a major leisure travel Internet presence. The combination of our proprietary technology, our commitment to provide frequent high lifetime value customers with the information and interactive community services needed to plan their vacations, and timely fulfillment is driving a substantial improvement in cruise Internet sales. Shortly, we will add tour packages and lodging sales opportunities to mytravelco.com. Our more than doubling of website traffic, e-mail and live agent contacts has significantly increased our Internet cruise sales to over 11% of our business. We are encouraged that this improvement was achieved without a substantial increase in first quarter Internet marketing spending. Concurrently, the traditional call center cruise business is also improving."

Travel Services International, Inc. is a leading specialized distributor of leisure travel products including cruise vacations, vacation packages, domestic and international airline tickets and European auto rentals, and is a leading provider of travel services such as electronic hotel reservations, specialized hotel programs and services and incentive travel programs. The Company provides travel agents and travelers a unique combination of specialized expertise, the ability to compare options from multiple travel providers and competitive prices.

More information about the Company may be obtained through the Company's websites www.mytravelco.com and www.flycheap.com.

                                       ###

STATEMENTS CONTAINED IN THIS PRESS RELEASE REGARDING FUTURE OR ANTICIPATED FINANCIAL OR OPERATING PERFORMANCE AND RESULTS, SALES, REVENUE, EXPENSES, INDIVIDUAL REPORTING SEGMENTS, MARKETING PLANS AND INITIATIVES, THE INTERNET, ACQUISITIONS, OPERATIONAL INITIATIVES, TECHNOLOGY, THE ECONOMY AND OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND ACTUAL RESULTS COULD DIFFER

SIGNIFICANTLY FROM ANY RESULTS ANTICIPATED IN OR SUGGESTED BY ANY FORWARD LOOKING STATEMENT. THE FORWARD LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO RISKS AND UNCERTAINTIES ASSOCIATED WITH: SUCCESSFUL DEPLOYMENT AND INTEGRATION OF SYSTEMS, FACTORS AFFECTING INTERNAL GROWTH AND MANAGEMENT OF GROWTH, AVAILABILITY OF ADEQUATE FINANCING ON ACCEPTABLE TERMS, THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIC TECHNOLOGY, MARKETING, ACQUISITION, INTERNET AND OPERATIONAL INITIATIVES, THE TRAVEL INDUSTRY, THE ABILITY TO RECRUIT AND RETAIN APPROPRIATE PERSONNEL, THE COST, AVAILABILITY AND EFFECTIVENESS OF ADVERTISING, SEASONALITY, QUARTERLY FLUCTUATIONS AND GENERAL ECONOMIC CONDITIONS, DEPENDENCE ON PERSONNEL, TECHNOLOGY AND TRAVEL PROVIDERS, AND OTHER FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.

                       TRAVEL SERVICES INTERNATIONAL, INC.
                         HISTORICAL STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                DECEMBER 31,                  DECEMBER 31,
                                                      ----------------------------    ---------------------------
                                                          1998            1999           1998            1999
                                                      ------------    ------------    ------------   ------------
                                                               (UNAUDITED)
Net revenues                                          $     32,307    $     40,363    $    129,855   $    187,042
Operating expenses                                          17,661          25,666          70,920        115,202
                                                      ------------    ------------    ------------   ------------
     Gross profit                                           14,646          14,697          58,935         71,840

General and administrative expenses                          9,664          12,216          34,550         55,378
Goodwill amortization                                          824           1,114           2,628          4,316
                                                      ------------    ------------    ------------   ------------
     Income from operations                                  4,158           1,367          21,757         12,146

Interest expense and other, net                               (230)           (174)             28           (112)
                                                      ------------    ------------    ------------   ------------
     Income before income taxes                              4,388           1,541          21,729         12,258

Provision for income taxes                                   2,027             616           9,310          4,903
                                                      ------------    ------------    ------------   ------------
     Net income                                       $      2,361    $        925    $     12,419   $      7,355
                                                      ============    ============    ============   ============

Diluted earnings per share                            $       0.17    $       0.07    $       0.99   $       0.53
                                                      ============    ============    ============   ============

Shares used in computing diluted earnings per share     13,720,242      13,970,694      12,516,196     13,884,610
                                                      ============    ============    ============   ============

                       TRAVEL SERVICES INTERNATIONAL, INC.
                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      1998         1999
                                                                  ------------   -----------
                            ASSETS
Current Assets:
  Cash and cash equivalents                                         $ 26,084     $ 16,032
  Accounts receivable, net                                            15,460       20,509
  Receivables and notes from affiliates and employees                    250          235
  Prepaid expenses                                                         0            0
  Prepaid income taxes                                                 2,920        4,391
  Deferred income taxes                                                  827        1,228
  Prepaid expenses and other current assets                            4,856       11,069
                                                                    --------     --------
     Total current assets                                             50,397       53,464

Property and equipment, net                                           22,504       34,446
Goodwill, net                                                        105,773      142,189
Notes receivable from employees                                          410          346
Other assets                                                           1,045        1,039
                                                                    --------     --------
     Total assets                                                   $180,129     $231,484
                                                                    ========     ========

                  LIABILITIES AND STOCKHOLDERS'
                            EQUITY

Current Liabilities:
  Current maturities of long-term debt                                   257          264
  Trade payables and accrued expenses                                 27,412       42,282
                                                                    --------     --------
     Total current liabilities                                        27,669       42,546

Borrowings under line of credit                                           --       14,700
Long-term debt, net of current portion                                 2,888        2,623
Deferred income taxes                                                  3,774        8,627
Other long-term liabilities                                              501          449
                                                                    --------     --------
     Total liabilities                                                34,832       68,945
                                                                    --------     --------
Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.01 par value;  1,000,000 shares authorized;
  none outstanding
Common stock, $0.01 par value;  50,000,000 shares authorized;
  13,376,969 and 13,962,086 shares outstanding, respectively             134          140
Additional paid-in capital                                           129,623      139,504
Retained earnings                                                     15,540       22,895
                                                                    --------     --------
     Total stockholders' equity                                      145,297      162,539
                                                                    --------     --------
     Total liabilities and stockholders' equity                     $180,129     $231,484
                                                                    ========     ========


                       TRAVEL SERVICES INTERNATIONAL, INC.
                    SELECTED REPORTING SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                   ----------------------       ----------------------
                                     THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                         DECEMBER 31,                DECEMBER 31,
                                   ----------------------       ----------------------
                                     1998          1999           1998          1999
                                   ----------------------       ----------------------
                                        (UNAUDITED)
OUTBOUND
Net revenues                       $  6,006      $ 12,208       $ 45,560      $ 73,347

Gross profit                          1,367         4,990         16,437        31,831
% of Net revenues                      22.8%         40.9%          36.1%         43.4%

Income before income taxes (1)          129         3,438         11,456        24,501
% of Net revenues                       2.2%         28.2%          25.1%         33.4%

CRUISE
Net revenues                         15,274        12,337         58,673        60,325

Gross profit                          8,023         2,210         31,877        17,844
% of Net revenues                      52.5%         17.9%          54.3%         29.6%

Income before income taxes (1)        4,284        (2,085)        17,934           503
% of Net revenues                      28.1%       -16.9%           30.6%          0.8%

LODGING
Net revenues                          6,705         9,321         12,430        25,717

Gross profit                          3,569         5,221          5,955        11,750
% of Net revenues                      53.2%         56.0%          47.9%         45.7%

Income before income taxes (1)        2,312         3,605          3,361         6,322
% of Net revenues                      34.5%         38.7%          27.0%         24.6%

OTHER
Net revenues                          4,322         6,497         13,192        27,653

Gross profit                          1,687         2,276          4,666        10,415
% of Net revenues                      39.0%         35.0%          35.4%         37.7%

Income before income taxes (1)          848         1,005          1,845         5,748
% of Net revenues                      19.6%         15.5%          14.0%         20.8%

TOTAL
Net revenues                         32,307        40,363        129,855       187,042

Gross profit                       $ 14,646      $ 14,697       $ 58,935      $ 71,840
% of Net revenues                      45.3%         36.4%          45.4%         38.4%

   (1) Excludes goodwill amortization, software amortization and support expenses, expenses of corporate headquarters, interest expense and certain other expenses recorded at corporate headquarters